[Letterhead of Braverman International, P.C.
]


August 2, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7010

Gentlemen:

We have read and agree with the comments contained in paragraph (a) in
Item 4 to Form 8-K of Dulcin Izmir Corporation, dated August 2, 2007.

/s/Braverman International, P.C.
Braverman International, P.C.
Prescott, AZ